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Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
OF NATURE'S SUNSHINE PRODUCTS, INC.
PURSUANT TO 18 U.S.C. § 1350

        In connection with the accompanying report on Form 10-Q for the period ending June 30, 2002 and filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel P. Howells, President and Chief Executive Officer of Nature's Sunshine Products, Inc. (the "Company"), hereby certify that:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DANIEL P. HOWELLS Daniel P. Howells President and Chief Executive Officer August 12, 2002

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  Exhibit 99.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF NATURE'S SUNSHINE PRODUCTS, INC. PURSUANT TO 18 U.S.C. § 1350